MORGAN, LEWIS & BOCKIUS LLP

July 3, 2017

Hostess Brands, Inc.
1 East Armour Boulevard
Kansas City, Missouri 64111

Re: Hostess Brands, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Hostess Brands, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on the date hereof. The Registration Statement relates to (i) the offer and sale by the selling security holders described in the Registration Statement of 19,000,000 warrants (“Warrants”) to purchase shares of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), from time to time by the selling warrantholders named therein and (ii) the issuance by the Company of 9,500,000 shares of Class A Common Stock (the “Warrant Shares”) issuable upon the exercise of the Warrants pursuant to that certain Warrant Agreement, dated as of August 13, 2015, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) subsequent to the transfer of such Warrants as contemplated by the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Second Amended and Restated Certificate of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) the Registration Statement, (iv) the Warrant Agreement, and (v) such other documents and records as we deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Warrants are offered and sold and at the time the Warrant Shares are issued upon exercise of the Warrants, in each case as contemplated by the Registration Statement and (ii) all Warrants will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement.

As to any facts that are material to the opinions hereinafter expressed, we have relied without investigation upon certificates of officers of the Company.

Based on the foregoing, we are of the opinion that (i) the Warrants are legal, valid and binding obligations of the Company and (ii) the Warrant Shares have been duly authorized and reserved for issuance by the Company and, upon issuance or delivery pursuant to the terms of the Warrant Agreement, will be validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions.

The opinions expressed herein are limited to the laws of the State of New York, and the Delaware General Corporation Law and reported judicial decisions applicable thereto and we express no opinion as to laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP